SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 27, 2004 (August 27, 2004)

SPATIALIGHT, INC.

(Exact Name of Registrant as Specified in Charter)

New York	000-19828	16-1363082

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Hamilton Landing, Suite 100, Novato, California	94949

(Address of Principal Executive Offices)	Zip Code)

Registrant’s telephone number, including area code	(415) 883-1693

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02 (b) Departure Of Principal Officer.
SIGNATURES

Item 5.02 (b) Departure Of Principal Officer.

The Board of Directors of SpatiaLight, Inc. (“SpatiaLight” or the “Company”) and Sidney Landman mutually agreed to terminate Mr. Landman’s employment as chief financial officer of SpatiaLight, effective August 25, 2004. The Board determined that the Company presently requires a full-time chief financial officer to help lead its final stage transition to full-scale manufacturing operations and Mr. Landman notified the Company that going forward he was only able to provide services on a part-time basis. The Company plans to hire a new chief financial officer in the immediate future and commenced actively interviewing potential candidates prior to Mr. Landman’s termination. The Board expects that the new chief financial officer will play a greater leadership role in managing relations with the financial community, securing financing and implementing internal accounting controls and procedures. In the interim, the Board appointed Robert A. Olins, chief executive officer and a director of SpatiaLight, to assume the role of acting principal financial and accounting officer, a position that Mr. Olins previously held from June 2000 to June 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2004

SPATIALIGHT, INC.

By:	/s/ Robert A. Olins

	Name:	Robert A. Olins
	Title:	Chief Executive Officer (Principal Executive, Financial and Accounting Officer)